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                                                                   EXHIBIT 23.02
                                                                   -------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1998, except as to Note 11 which is as of February 13, 1998, appearing on page 36 of HNC Software Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 62 of such Annual Report on Form 10-K, as amended.



PRICE WATERHOUSE LLP

San Diego, California
April 20, 1998